Exhibit 99.1

News Release

TRIBUNE MEDIA COMPANY ANNOUNCES CONSENT SOLICITATION

WITH RESPECT TO ITS 5.875% SENIOR NOTES DUE 2022

CHICAGO and BALTIMORE (June 13, 2017) — Tribune Media Company (NYSE: TRCO) (“Tribune”) today announced that it has commenced a consent solicitation with respect to its 5.875% Senior Notes due 2022 (CUSIP No. 896047 AH0) (the “Notes”).

Tribune is undertaking the consent solicitation at the request and expense of Sinclair Broadcast Group, Inc. (Nasdaq: SBGI) (“Sinclair”) in accordance with the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 8, 2017, pursuant to which Samson Merger Sub Inc., a wholly-owned subsidiary of Sinclair, will be merged with and into Tribune (the “Merger”), with Tribune surviving the merger as a wholly-owned subsidiary of Sinclair. Immediately following the Merger, Tribune will merge with and into Sinclair Television Group, Inc. (“STG”), a wholly-owned subsidiary of Sinclair, with STG surviving the merger (the “STG Merger”). The Merger, the STG Merger and the related financings and other transactions related thereto are referred to collectively as the “Transactions.”

Tribune is soliciting consents from holders of record of the Notes (the “Noteholders”) as of 5:00 p.m., New York City time, on June 12, 2017 (such date and time, the “Record Date”) to amend the Indenture governing the Notes, dated as of June 24, 2015 (as supplemented and amended, the “Indenture”), by and among Tribune, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and certain subsidiaries of Tribune, as guarantors (the “Subsidiary Guarantors”) to (i) eliminate any requirement for Tribune to make a “Change of Control Offer” (as defined in the Indenture) to Noteholders in connection with the Transactions, (ii) clarify the treatment under the Indenture of the proposed structure of the Transactions and to facilitate the integration of Tribune and its subsidiaries and the Notes with and into Sinclair’s debt capital structure, and (iii) eliminate the expense associated with producing and filing with the Securities and Exchange Commission (the “SEC”) separate financial reports for STG, as successor issuer of the Notes, if Sinclair or any other parent entity of the successor issuer of the Notes, in its sole discretion, provides an unconditional guarantee of the payment obligations of the successor issuer under the Notes (collectively, the “Proposed Amendments”). The Proposed Amendments will be effected by a supplemental indenture (the “Supplemental Indenture”) to the Indenture.

In the event that certain conditions to the consent solicitation are satisfied or waived, including obtaining the valid and unrevoked consents from Noteholders as of the Record Date holding a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”) on or prior to the Expiration Date (as defined below), promptly after the Expiration Date Sinclair or STG will pay, or cause to be paid, to MacKenzie Partners, Inc., as paying agent for the benefit of the Noteholders, on a pro rata basis, that have validly delivered (and not validly revoked) a properly completed Letter of Consent as of 5:00 p.m., New York City time, on June 21, 2017, unless extended or earlier terminated by Tribune with the prior written consent of Sinclair (such date and time, the “Expiration Date”) an aggregate consent payment of $8,250,000 (the “Consent Payment”).

If the Requisite Consents are obtained, Tribune, the Subsidiary Guarantors and the Trustee will execute the Supplemental Indenture (the time and date of such execution, the “Effective Time”) providing for the Proposed Amendments. The Supplemental Indenture will be effective immediately upon execution, but the Proposed Amendments will not become operative until immediately prior to the effective time of the Merger. After the earlier of the Expiration Date and the Effective Time, any consents given may not be revoked.

If the Requisite Consents are received, Noteholders who do not validly deliver consents on or prior to the Expiration Date, or who validly deliver but revoke (and do not subsequently validly redeliver prior to the Expiration Date) their consents on or prior to the earlier of the Expiration Date and the Effective Time, will not be entitled to receive any Consent Payment, even though the Supplemental Indenture giving effect to the Proposed Amendments, if executed and delivered, will be binding on all Noteholders, including those who do not consent to the Proposed Amendments.

The consent solicitation will expire on the Expiration Date. Tribune expressly reserves the right for any reason, with the prior written consent of Sinclair, subject to applicable law, to extend, abandon, terminate or amend the consent solicitation at any time prior to the Effective Time.

The Merger is not conditioned upon obtaining the Requisite Consents, and the Proposed Amendments are not conditions to the consummation of the Merger. In addition, the Proposed Amendments will not become operative if the Merger is not consummated or the other conditions set forth in the consent solicitation statement are not satisfied or waived.

This press release does not set forth all of the terms and conditions of the consent solicitation. Noteholders should carefully read Tribune’s Consent Solicitation Statement, dated June 13, 2017, and the accompanying materials, including the Letter of Consent, for a complete description of all terms and conditions before making any decision with respect to the consent solicitation. None of Tribune, Sinclair, STG, the solicitation agent, the information and paying agent or any of their respective affiliates makes any recommendation as to whether or not any Noteholder should consent to the Proposed Amendments. The solicitation agent for the consent solicitation is J.P. Morgan Securities LLC. Additional information concerning the terms and conditions of the consent solicitation, and the procedure for delivering consents, may be obtained from J.P. Morgan Securities LLC by calling (866) 834-4666 (toll-free) or (212) 834-4811 (collect).

Copies of the Consent Solicitation Statement and related documents may be obtained from the information agent, MacKenzie Partners, Inc., by calling (800) 322-2885 (toll-free), (212) 929-5500 (collect) or by email at proxy@mackenziepartners.com.

This announcement is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any Notes or any other securities. This announcement is also not a solicitation of consents with respect to the Proposed Amendments or any securities. The solicitation of consents is only being made pursuant to the terms of the Consent Solicitation Statement and the related Letter of Consent. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

About Tribune Media Company:

Tribune Media Company (NYSE: TRCO) is home to a diverse portfolio of television and digital properties driven by quality news, entertainment and sports programming. Tribune is comprised of Tribune Broadcasting’s 42 owned or operated local television stations reaching approximately 50 million households, national entertainment cable network WGN America, whose reach is approximately 80 million households, Tribune Studios, and a variety of digital applications and websites commanding 60 million monthly unique visitors online. Tribune also includes Chicago’s WGN-AM and the national multicast networks Antenna TV and THIS TV. Additionally, Tribune owns and manages a significant number of real estate properties across the U.S. and holds a variety of investments, including a 32% interest in CareerBuilder, LLC and a 31% interest in Television Food Network, G.P., which operates Food Network and Cooking Channel.

About Sinclair Broadcast Group, Inc.:

Sinclair is one of the largest and most diversified television broadcasting companies in the country. Pro forma for the Tribune acquisition (before any related divestitures) and all previously announced pending transactions, Sinclair will own, operate and/or provide services to 233 television stations in 108 markets. Sinclair has multiple emerging networks as well as being affiliated with all the major networks. Sinclair is a leading local news provider in the country and a producer of live sports content. Sinclair’s content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms.

Forward-Looking Statements:

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Tribune’s and Sinclair’s objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Tribune and Sinclair intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by Tribune’s and Sinclair’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and Tribune and Sinclair undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in the reports that Tribune and Sinclair have filed with the SEC; general economic, market, or business conditions; risks associated with the ability to consummate the Merger between Tribune and Sinclair and the timing of the closing of the Merger; the risk that a regulatory approval that may be required for the Merger is delayed, is not obtained or is obtained subject to conditions that are not anticipated; pricing fluctuations in local and national advertising; future regulatory actions and conditions in the television stations’ operating areas; competition from others in the broadcast television markets; volatility in programming costs; the ability to successfully integrate Tribune’s and Sinclair’s operations and employees; the ability to realize anticipated benefits and synergies of the Merger; the potential impact of announcement of the Merger or consummation of the Merger and related transactions on relationships, including with employees, customers and competitors; and other circumstances beyond Tribune’s and Sinclair’s control. Refer to the section entitled “Risk Factors” in Tribune’s and Sinclair’s annual and quarterly reports filed with the SEC and in the Form S-4 to be filed by Sinclair with the SEC at a future date for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.

No Offer or Solicitation / Additional Information and Where to Find It:

This communication is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This communication is being made in connection with a proposed Merger involving Sinclair and Tribune. In connection with the proposed Merger, Tribune and Sinclair intend to file relevant materials with the SEC, including a Registration Statement on Form S-4 to be filed by Sinclair that will include a preliminary proxy statement of Tribune and that will also constitute a prospectus of Sinclair. The information in the preliminary proxy statement/prospectus will not be complete and may be changed. Tribune will deliver the definitive proxy statement to its shareholders as required by applicable law. This communication is not a substitute for any prospectus, proxy statement or any other document that may be filed with the SEC in connection with the proposed Merger.

INVESTORS AND SECURITY HOLDERS OF SINCLAIR AND TRIBUNE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Sinclair (when they become available) may be obtained free of charge on Sinclair’s website at www.sbgi.net or by directing a written request to Sinclair at 10706 Beaver Dam Road, Hunt Valley, MD 21030, Attention: Lucy A. Rutishauser. Copies of documents filed with the SEC by Tribune (when they become available) may be obtained free of charge on Tribune’s website at www.tribunemedia.com.

Participants in the Merger Solicitation:

Tribune and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Tribune stockholders in connection with the proposed transaction is set forth in the proxy statement/prospectus described above filed with the SEC. Additional information regarding Tribune’s executive officers and directors is included in Tribune’s proxy statement for its 2017 annual meeting of shareholders filed with the SEC on March 24, 2017 which can be obtained free of charge from the sources indicated above.

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Sinclair Investor Contact:

Lucy Rutishauser, SVP & CFO

(410) 568-1500

Tribune Media Contact:

Gary Weitman, SVP, Corporate Relations

(312) 222-3394

Tribune Investor Contact:

Jamie Arestia, Director, Investor Relations

(646) 563-8296